UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Verenium Corporation (the “Company”) announced the appointment of Janet S. Roemer, 52, to the position of Executive Vice President, Specialty Enzymes Business Unit), effective March 3, where she will report to the Company’s President and Chief Executive Officer, Carlos A. Riva . In connection therewith, the Company and Ms. Roemer executed an employment offer letter, dated February 19, 2008, which provides for the employment of Ms. Roemer on an at-will basis as at a semi-monthly salary of $11,666.66. Ms. Roemer is also eligible for a maximum annual bonus payout of up to 50% of her base salary, and relocation benefits that include a lump-sum payment of $15,000, temporary housing, reimbursement of specified travel-related expenses for the first 12 months of employment, and reimbursement of qualified moving expenses pursuant to the Company’s standard relocation policy.

Ms. Roemer will also be granted an option to purchase 250,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of Verenium’s common stock on the date of grant. Pursuant to the employment offer letter, 150,000 shares subject to such option will vest as follows: 25% of the shares vest after one year and 6.25% of the shares vesting each quarter thereafter, so long as Ms. Roemer continues to be employed by the Company. The remaining 100,000 shares subject to such options will vest 100% on the seventh anniversary of the grant date, or will be subject to accelerated vesting upon achievement of corporate goals to be determined by the Compensation Committee of the Board of Directors. The options have a 10-year term, as long as Ms. Roemer remains employed by the Company. Ms. Roemer’s option will be governed by the Company’s 2007 Equity Incentive Plan. Ms. Roemer is also eligible to participate in the Company’s benefits programs, 401(k) plan and employee stock purchase plan once she has satisfied any applicable eligibility criteria.

Pursuant to her employment agreement, in the event that her employment is terminated by the Company other than for cause (as defined), Ms. Roemer will also be eligible for the severance pay in the amount of (A) her then-current annual base salary plus (B) an amount equal to not less than the average percentage of her base salary paid to her as bonus in the two fiscal years prior to the termination date.

Ms. Roemer joins the Company after more than six years with BP Group., a publicly-traded energy, oil and gas company, where she served as Chief of Staff to the CEO of Innovene, a division of BP Group, from October 2004 to June 2006. From January 2000 to October 2004, she held the position of Business Unit Leader of BP’s North American Olefins business, and from November 2002 to January 2004, she served as Vice President of BP’s Digital Business.

Roemer received a Master’s degree in Business Administration from the University of Chicago in Chicago, Illinois, and a Bachelor’s degree in Chemistry from Miami University in Oxford, Ohio.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: March 4, 2008	By:	/s/ John A. McCarthy, Jr.
	Name:	John A. McCarthy, Jr.
	Title:	Executive Vice President and Chief Financial Officer